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                                                                      EXHIBIT 11



NOISE CANCELLATION TECHNOLOGIES, INC. AND SUBSIDIARIES
Computation of Net (Loss) Per Share

                                                                            (In thousands, except per share amounts)

                                                                                 Nine months ended September 30,
                                                                               ----------------------------------
PRIMARY                                                                            1994                 1995
Net (loss)                                                                       ($14,468)            ($4,802)
   Less: reduction of interest expense or interest
   earned attributable  to utilization of assumed
   proceeds from exercise of options and warrants
   in excess of amounts required to repurchase
   20% of the outstanding common stock at average
   market price
                                                                                ----------          ----------
   ADJUSTED NET (LOSS)                                                           ($14,468)            ($4,802)
                                                                                ==========          ===========
Weighted average number of shares outstanding.                                     81,970              86,804
   Add: common equivalent shares (determined using
   the Treasury Stock method) representing shares
   issuable  upon assumed exercise of options and
   warrants in excess of average market price                                       5,457               5,624

Shares issuable upon conversion of Series B
   preferred shares                                                                     -                   -
                                                                                ----------          -----------
   SHARES USED FOR COMPUTATION                                                     87,427              92,428
                                                                                ==========          ===========

   PRIMARY NET (LOSS) PER SHARE                                                    ($0.17)             ($0.05)
                                                                                ==========          ===========

              FULLY DILUTED
Net (loss)                                                                       ($14,468)            ($4,802)
   Less: reduction of interest expense or interest
   earned attributable  to utilization of assumed
   proceeds from exercise of options and warrants
   in excess of amounts required to repurchase
   20% of the outstanding common stock at quarter-end
   market price if greater than average market price                            ----------          -----------
   ADJUSTED NET (LOSS)                                                           ($14,468)            ($4,802)
                                                                                ==========          ===========

Weighted average number of shares outstanding.                                     81,970              86,804
   Add: common equivalent shares (determined using
   the Treasury Stock method) representing shares
   issuable  upon assumed exercise of options and
   warrants in excess of year-end market price
   if greater than average market price                                             5,457               4,218

Shares issuable upon conversion of Series B
   preferred shares                                                                     -                   -
                                                                                ----------          -----------
   SHARES USED FOR COMPUTATION                                                     87,427              91,022
                                                                                ==========          ===========

FULLY DILUTED NET (LOSS) PER SHARE                                                 ($0.17)             ($0.05)
                                                                                ==========          ===========
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